Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-188268 on Form S-8 of Charter Financial Corporation of our report dated June 19, 2018, appearing in this Annual Report on Form 11-K of the CharterBank 401(k) Plan for the year ended December 31, 2017.

/s/ AGL CPA Group, LLC

Duluth, Georgia
June 19, 2018